UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

DISCOVERY GOLD CORPORATION
 (Exact name of Company as specified in its charter)

Nevada	000-54709	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2460 WEST 26TH AVENUE, SUITE 380C DENVER, CO 80211 (Address of principal executive offices) (855) 450-9700 (Company’s Telephone Number)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

From on or about April 23, 2010 through September 25, 2012, Discovery Gold Corporation, a Nevada corporation (the “Company”), borrowed an aggregate of $210,484 (the “Steven Ross Loans”) from Mr. Steven Ross. Mr. Steven Ross is the sibling of Mr. Donald Ross, the Company’s largest shareholder and one of its directors. On September 26, 2012, the Company and Mr. Steven Ross entered into a Loan Conversion Agreement pursuant to which the parties agreed to convert the Steven Ross Loans, plus the accrued interest of $17,376, into an aggregate of 1,515,266 restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

On September 14, 2011, the Company issued a 10% unsecured convertible promissory note (the “Note”), in the amount of $100,000 in favor of Mr. Donald Ross, a director and the largest shareholder of the Company. The Note had accrued interest in the amount of $10,904 as of September 27, 2012. On September 27, 2012, Mr. Donald Ross submitted a Notice of Conversion to the Company to convert the Note, plus accrued interest, into an aggregate of 1,109,041 restricted shares of Common Stock at a conversion price of $0.10 per share, pursuant to the terms of the Note.

Additionally, Mr. Donald Ross had loaned an aggregate of $25,000 (the “Donald Ross Loans”) to the Company from on or about September 2, 2011 through September 27, 2012. On September 27, 2012, the Company and Mr. Donald Ross entered into a Loan Conversion Agreement whereby the parties agreed to convert the Donald Ross Loans, plus the accrued interest of $3,522, into an aggregate of 285,222 restricted shares of Common Stock.

On October 3, 2012, the Company and LiveCall Investor Relations, a company that provides investor relations services to the Company (“LiveCall”), entered into a fee conversion agreement whereby the parties agreed to convert the outstanding fees the Company has owed LiveCall in the amount of $15,000 into 115,733 restricted shares of Common Stock.

On October 3, 2012, the Company and CMB Investments, Ltd. (“CMB”), whose sole shareholder, director and officer is Mr. Ralph Shearing, a director and consultant of the Company, entered into a fee conversion agreement whereby the parties agreed to convert the outstanding consulting fees the Company owed CMB in the amount of $10,500 into 79,487 restricted shares of Common Stock. On the same day, the Company also executed another fee conversion agreement with Shelley Guidarelli, a former director and officer of the Company, pursuant to which the parties agreed to convert the outstanding fees the Company owed Shelley Guidarelli in the amount of $1,600 into 16,000 restricted shares of Common Stock.

The foregoing transactions were duly approved by the Board of Directors of the Company. The issuance of Common Stock in the aforementioned transactions was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01 Other Events.

On October 11, 2012, the Company issued a press release announcing the Company has completed a series of debt restructuring transactions involving the conversion of liabilities totaling $394,387 into 3,120,749 restricted shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Loan Conversion Agreement dated September 26, 2012, by and between the Company and Steven Ross
10.2	Loan Conversion Agreement dated September 27, 2012, by and between the Company and Donald Ross
10.3	Fee Conversion Agreement dated October 3, 2012, by and between the Company and LiveCall Investor Relations
10.4	Fee Conversion Agreement dated October 3, 2012, by and between the Company and CMB Investments, Ltd.
10.5	Fee Conversion Agreement dated October 3, 2012, by and between the Company and Shelley Guidarelli
99.1	Press release, dated October 11, 2012, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY GOLD CORPORATION

Date: October 12, 2012	By: /s/ Stephen E. Flechner
Stephen E. Flechner
Chief Executive Officer